UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

STANDARD PREMIUM FINANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56243	81-2624094
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13590 SW 134th Avenue, Suite 214, Miami, FL 33186

(Address of Principal Executive Office) (Zip Code)

305-232-2752

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On September 25, 2025, Standard Premium Finance Holdings, Inc., a Florida corporation (the “Company”), through its wholly-owned subsidiary, Standard Premium Finance Management Corporation (the “Borrower”) entered into a Fifth Amendment to Loan Agreement and Omnibus Amendment to Loan Documents (the “Amendment”) with First Horizon Bank, Flagstar Bank and Cadence Bank, which increased the maximum aggregate borrowing capacity under the Loan Agreement to $75,000,000 with an additional uncommitted $40,000,000 accordion feature for a total of $115,000,000. The Amendment also reduced the interest rate margin to 210 bps from a range of 255 – 296 bps. Additionally, the Amendment extended the maturity date of the loan to September 25, 2028. General terms were updated to reflect a syndicated loan arrangement. All other material terms of the Loan Agreement remain in full force and effect.

The foregoing description of the Fifth Amendment to Loan Agreement and Omnibus Amendment to Loan Documents is only a summary and is qualified in its entirety by reference to the full text of the Fifth Amendment to Loan Agreement and Omnibus Amendment to Loan Documents, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Loan Agreement and Omnibus Amendment to Loan Documents between Standard Premium Finance Management Corporation and First Horizon Bank dated September 25, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

Dated: October 1, 2025	By:	/s/ William J. Koppelmann
William J. Koppelmann Chairman and Chief Executive Officer